Exhibit 99.1

Microsoft Reports Record Second-Quarter Results

Windows 7 demand drives record revenue and profit.

REDMOND, Wash. — Jan. 28, 2010 — Microsoft Corp. today announced record revenue of $19.02 billion for the second quarter ended Dec. 31, 2009, a 14% increase from the same period of the prior year. Operating income, net income and diluted earnings per share for the quarter were $8.51 billion, $6.66 billion and $0.74 per share, which represented increases of 43%, 60% and 57%, respectively, when compared with the prior year period.

These financial results include the recognition of $1.71 billion of deferred revenue, an impact of $0.14 of diluted earnings per share, relating to the Windows 7 Upgrade Option Program and pre-sales of Windows 7 to OEMs and retailers before general availability. Adjusting for the deferred revenue recognition, second-quarter revenue totaled $17.31 billion, and diluted earnings per share totaled $0.60 per share.

“Exceptional demand for Windows 7 led to the positive top-line growth for the company,” said Peter Klein, chief financial officer at Microsoft. “Our continuing commitment to managing costs allowed us to drive earnings performance ahead of the revenue growth.”

Windows 7 and Windows Server 2008 R2 launched globally on October 22 as anticipated. Through the second quarter, Microsoft has sold over 60 million Windows 7 licenses making it the fastest selling operating system in history.

“This is a record quarter for Windows units,” said Kevin Turner, chief operating officer at Microsoft. “We are thrilled by the consumer reception to Windows 7 and by business enthusiasm to adopt Windows 7.”

Business Outlook

Management will discuss second-quarter results and the company’s business outlook on a conference call and webcast at 2:30 p.m. PST (5:30 p.m. EST) today.

In addition, Microsoft offers operating expense guidance of $26.2 billion to $26.5 billion, for the full year ending June 30, 2010.

Webcast Details

Peter Klein, chief financial officer, Frank Brod, chief accounting officer, and Bill Koefoed, general manager of Investor Relations, will host a conference call and webcast at 2:30 p.m. PST (5:30 p.m. EST) today to discuss details of the company’s performance for the quarter and certain forward-looking information. The session may be accessed at http://www.microsoft.com/msft. The webcast will be available for replay through the close of business on Jan. 28, 2011.

Adjusted Financial Results – Reconciliation of Non-GAAP Measures

	3 Months Ended December 31, 2009		Year-over-Year Growth
($ in billions, except per share amounts)	Revenue	Diluted Earnings Per Share	Revenue	Diluted Earnings Per Share
As Reported (GAAP)	$19.02	$0.74	14%	57%

Deferred Revenue Recognition for Windows 7 Upgrade Option Program and Pre-sales	$1.71	$0.14

As Adjusted (Non-GAAP)	$17.31	$0.60	4%	28%

This information has been provided to aid readers of the financial statements in further understanding the company’s financial performance. The impact of certain items and events on the financial results may not be indicative of trends affecting the company’s business. For comparability of reporting, management considers this information in conjunction with GAAP amounts in evaluating business performance. The non-GAAP financial measures provided above should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.

About Microsoft

Founded in 1975, Microsoft (Nasdaq “MSFT”) is the worldwide leader in software, services and solutions that help people and businesses realize their full potential.

Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as:

•	challenges to Microsoft’s business model;

•	intense competition in all of Microsoft’s markets;

•	Microsoft’s continued ability to protect its intellectual property rights;

•	claims that Microsoft has infringed the intellectual property rights of others;

•	the possibility of unauthorized disclosure of significant portions of Microsoft’s source code;

•	actual or perceived security vulnerabilities in Microsoft products that could reduce revenue or lead to liability;

•	government litigation and regulation affecting how Microsoft designs and markets its products;

•	Microsoft’s ability to attract and retain talented employees;

•	delays in product development and related product release schedules;

•	significant business investments that may not gain customer acceptance and produce offsetting increases in revenue;

•

unfavorable changes in general economic conditions, disruption of our partner networks or sales channels, or the availability of credit that affect demand for Microsoft’s products and services or the value of our investment portfolio;

•	adverse results in legal disputes;

•	unanticipated tax liabilities;

•	quality or supply problems in Microsoft’s consumer hardware or other vertically integrated hardware and software products;

•	impairment of goodwill or amortizable intangible assets causing a charge to earnings;

•	exposure to increased economic and regulatory uncertainties from operating a global business;

•	geopolitical conditions, natural disaster, cyberattack or other catastrophic events disrupting Microsoft’s business;

•	acquisitions and joint ventures that adversely affect the business;

•	improper disclosure of personal data could result in liability and harm to Microsoft’s reputation; and

•	outages and disruptions of services provided to customers directly or through third parties if Microsoft fails to maintain an adequate operations infrastructure.

For further information regarding risks and uncertainties associated with Microsoft’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Microsoft’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Microsoft’s Investor Relations department at (800) 285-7772 or at Microsoft’s Investor Relations Web site at http://www.microsoft.com/msft.

All information in this release is as of Jan. 28, 2010. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

For more information, press only:

Rapid Response Team, Waggener Edstrom Worldwide, (503) 443-7070, rrt@waggeneredstrom.com

For more information, financial analysts and investors only:

Bill Koefoed, general manager, Investor Relations, (425) 706-3703

Note to editors: If you are interested in viewing additional information on Microsoft, please visit the Microsoft Web page at http://www.microsoft.com/presspass on Microsoft’s corporate information pages. Web links, telephone numbers and titles were correct at time of publication, but may since have changed. Shareholder and financial information, as well as today’s 2:30 p.m. PST conference call with investors and analysts is available at http://www.microsoft.com/msft.

Microsoft Corporation

Income Statements

(In millions, except per share amounts) (Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2009	2008	2009	2008
Revenue	$19,022	$16,629	$31,942	$31,690
Operating expenses:
Cost of revenue	3,628	3,907	6,470	6,755
Research and development	2,079	2,290	4,144	4,573
Sales and marketing	3,619	3,662	6,409	6,706
General and administrative	1,124	831	1,865	1,718
Employee severance	59	—	59	—

Total operating expenses	10,509	10,690	18,947	19,752

Operating income	8,513	5,939	12,995	11,938
Other income (expense)	370	(301)	653	(309)

Income before income taxes	8,883	5,638	13,648	11,629
Provision for income taxes	2,221	1,464	3,412	3,082

Net income	$6,662	$4,174	$10,236	$8,547

Earnings per share:
Basic	$0.75	$0.47	$1.15	$0.95

Diluted	$0.74	$0.47	$1.14	$0.94

Weighted average shares outstanding:
Basic	8,856	8,903	8,885	8,994

Diluted	8,951	8,914	8,975	9,052

Cash dividends declared per common share	$0.13	$0.13	$0.26	$0.26

Microsoft Corporation

Balance Sheets

(In millions)

	December 31, 2009	June 30, 2009(1)
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$9,422	$6,076
Short-term investments (including securities loaned of $2,654 and $1,540)	26,677	25,371

Total cash, cash equivalents, and short-term investments	36,099	31,447
Accounts receivable, net of allowance for doubtful accounts of $506 and $451	11,196	11,192
Inventories	589	717
Deferred income taxes	2,056	2,213
Other	2,547	3,711

Total current assets	52,487	49,280
Property and equipment, net of accumulated depreciation of $8,170 and $7,547	7,402	7,535
Equity and other investments	6,976	4,933
Goodwill	12,368	12,503
Intangible assets, net	1,346	1,759
Deferred income taxes	—	279
Other long-term assets	1,517	1,599

Total assets	$82,096	$77,888

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,171	$3,324
Short-term debt	2,249	2,000
Accrued compensation	2,417	3,156
Income taxes	721	725
Short-term unearned revenue	11,361	13,003
Securities lending payable	2,911	1,684
Other	2,885	3,142

Total current liabilities	25,715	27,034
Long-term debt	3,746	3,746
Long-term unearned revenue	1,167	1,281
Deferred income taxes	377	—
Other long-term liabilities	6,808	6,269
Commitments and contingencies
Stockholders’ equity:
Common stock and paid-in capital - shares authorized 24,000; outstanding 8,811 and 8,908	62,566	62,382
Retained deficit, including accumulated other comprehensive income of $1,322 and $969	(18,283)	(22,824)

Total stockholders’ equity	44,283	39,558

Total liabilities and stockholders’ equity	$82,096	$77,888

(1)	Derived from audited financial statements

Microsoft Corporation

Cash Flows Statements

(In millions) (Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2009	2008	2009	2008
Operations
Net income	$6,662	$4,174	$10,236	$8,547
Adjustments to reconcile net income to net cash from operations:
Depreciation, amortization, and other noncash items	615	632	1,261	1,217
Stock-based compensation	485	417	928	860
Net recognized losses (gains) on investments and derivatives	(188)	139	(254)	175
Excess tax benefits from stock-based compensation	(15)	(2)	(24)	(46)
Deferred income taxes	550	454	504	830
Deferral of unearned revenue	6,926	5,969	13,605	10,155
Recognition of unearned revenue	(9,126)	(6,364)	(15,363)	(12,408)
Changes in operating assets and liabilities:
Accounts receivable	(2,789)	(1,647)	(41)	2,338
Other current assets	1,244	797	590	239
Other long-term assets	16	(69)	(62)	(185)
Other current liabilities	285	614	(954)	(3,938)
Other long-term liabilities	304	668	650	1,368

Net cash from operations	4,969	5,782	11,076	9,152

Financing
Short-term borrowings (repayments), maturities of 90 days or less, net	(475)	21	(97)	1,996
Proceeds from issuance of debt, maturities longer than 90 days	1,046	—	1,741	—
Repayments of debt, maturities longer than 90 days	(573)	—	(1,396)	—
Common stock issued	729	96	977	324
Common stock repurchased	(3,867)	(2,820)	(5,407)	(9,313)
Common stock cash dividends	(1,152)	(1,157)	(2,309)	(2,155)
Excess tax benefits from stock-based compensation	15	2	24	46

Net cash used in financing	(4,277)	(3,858)	(6,467)	(9,102)

Investing
Additions to property and equipment	(376)	(842)	(811)	(1,620)
Acquisition of companies, net of cash acquired	(63)	(450)	(102)	(827)
Purchases of investments	(4,287)	(6,596)	(14,777)	(10,842)
Maturities of investments	1,896	290	5,394	754
Sales of investments	3,361	5,700	7,778	12,775
Securities lending payable	(623)	(601)	1,227	(2,144)

Net cash used in investing	(92)	(2,499)	(1,291)	(1,904)
Effect of exchange rates on cash and cash equivalents	(1)	(83)	28	(139)

Net change in cash and cash equivalents	599	(658)	3,346	(1,993)
Cash and cash equivalents, beginning of period	8,823	9,004	6,076	10,339

Cash and cash equivalents, end of period	$9,422	$8,346	$9,422	$8,346

Microsoft Corporation

Segment Revenue and Operating Income (Loss)

(In millions) (Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2009	2008	2009	2008
Revenue
Windows & Windows Live Division	$6,904	$4,064	$9,528	$8,337
Server and Tools	3,844	3,755	7,278	7,172
Online Services Division	581	609	1,067	1,132
Microsoft Business Division	4,745	4,881	9,149	9,835
Entertainment and Devices Division	2,902	3,256	4,793	5,149
Unallocated and other	46	64	127	65

Consolidated	$19,022	$16,629	$31,942	$31,690

Operating Income (Loss)
Windows & Windows Live Division	$5,394	$2,712	$6,854	$5,761
Server and Tools	1,491	1,375	2,767	2,409
Online Services Division	(466)	(320)	(950)	(635)
Microsoft Business Division	3,010	3,021	5,867	6,199
Entertainment and Devices Division	375	130	686	290
Corporate-level activity	(1,291)	(979)	(2,229)	(2,086)

Consolidated	$8,513	$5,939	$12,995	$11,938